UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2005

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2005, the Board of Directors of RealNetworks, Inc. (the "Company") approved a revised compensation program (the "Compensation Program") for nonemployee directors serving on the Company's Board of Directors ("Outside Directors"). Pursuant to the Compensation Program, each Outside Director will be paid an annual retainer of $20,000 for his or her services as a director, which retainer will be paid quarterly. Outside Directors will also be paid $1,000 for participation in each meeting of the Board and $1,000 for participation in each meeting of a Board committee on which he or she has been appointed to serve. In addition, the Audit Committee chairperson will paid an annual retainer of $12,000, the Compensation Committee chairperson will be paid an annual retainer of $6,000 and the Nominating and Corporate Governance Committee chairperson will be paid an annual retainer of $3,000, which retainers will be paid quarterly. Each Outside Director may elect to receive his or her compensation under the Compensation Program in cash or shares of the Company's Common Stock, or a combination of both, pursuant to the Company's Director Compensation Stock Plan approved by the Company's shareholders in 2004. Outside Directors will also be reimbursed for their reasonable expenses incurred in attending Board of Directors or committee meetings.

In addition, the Board approved an automatic stock option grant program pursuant to which Outside Directors will receive stock options under the Company's 2005 Stock Incentive Plan (the "Equity Program"). Pursuant to the Equity Program, each Outside Director will automatically receive a grant of nonqualified stock options to purchase 45,000 shares of the Company's Common Stock on the date that he or she is first appointed or elected as an Outside Director, and a grant of nonqualified stock options to purchase 45,000 shares of the Company's Common Stock three business days following the date of each annual meeting of the Company's shareholders, provided that he or she has served as an Outside Director for the preceding twelve months.

Each option granted under the Equity Program will (i) have a maximum term of seven years, (ii) have an exercise price equal to the fair market value of the shares subject to the option on the date of grant, and (iii) vest 100% on the first anniversary of the date of grant. If an optionee’s service on the Board of Directors is terminated due to his or her death, his or her outstanding options will immediately vest in full.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

September 14, 2005	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. VP, Legal and Business Affairs, General Counsel and Corp. Secretary